UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021

Tilray, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

As previously disclosed on December 15, 2020, Tilray, Inc., a Delaware corporation (“Tilray”), and Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria”), entered into an Arrangement Agreement, as amended on February 19, 2021, (the “Arrangement Agreement”), pursuant to which all of the issued and outstanding common shares of Aphria will be exchanged for Class 2 common stock of Tilray, in accordance with a specified exchange ratio, pursuant to a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”).

On March 12, 2020, Tilray filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/circular (the “Proxy Statement/Circular”) with respect to the special meeting of Tilray stockholders held on April 16, 2021 and adjourned until April 30, 2021 pursuant to the Arrangement (the “Tilray Special Meeting”).

Supplemental Disclosures to the Proxy Statement/Circular

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the Proxy Statement/Circular. The information contained in this Form 8-K is incorporated by reference into the Proxy Statement/Circular. Terms used in this Form 8‑K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement/Circular.

If you have not already submitted a proxy for use at the Tilray Special Meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Tilray stockholders may have previously received or delivered. No action is required by any Tilray stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

This supplemental information should be read in conjunction with the Proxy Statement/Circular, which should be read in its entirety. All page references are to pages in the Proxy Statement/Circular, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement/Circular.

The disclosure under the heading “NOTICE OF SPECIAL MEETING OF TILRAY STOCKHOLDERS” of the Proxy Statement/Circular is hereby amended and supplemented by replacing the third paragraph question on the second page of the Notice in its entirety with the following:

Please note that the approval of Tilray Stockholders ~~to each of the Tilray Charter Amendment Proposal and~~ of the Tilray Share Issuance Proposal is required in order to complete the Arrangement.

The disclosure under the heading “QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT AND THE MEETINGS” and subheading “General Questions and Answers” beginning on page 1 of the Proxy Statement/Circular is hereby amended and supplemented by replacing second question on page 8 in its entirety with the following:

Q:	What am I voting on?

You are being asked to consider and vote on the following proposals:

1.
To consider and vote on a proposal to increase the authorized capital stock of Tilray from 743,333,333 shares to 900,000,000 shares of capital stock, consisting of 890,000,000 shares of Class 2 common stock and 10,000,000 shares of preferred stock, as reflected in the amendment to the second amended and restated certificate of Tilray attached as Appendix “F” to the Circular (the “Tilray Charter Amendment”), which is further described in this Circular, including in the section entitled “Amendment to Tilray’s Organizational Documents” beginning on page 137 of this Circular and a copy of the Tilray Charter Amendment is attached as Appendix “F” (the “Tilray Charter Amendment Proposal”).

2.
To consider and vote on a proposal to issue Tilray Class 2 common stock (the “Tilray Shares”) to Aphria Shareholders pursuant to the Arrangement Agreement which is further described in this Circular, including in the section entitled “The Arrangement Agreement and Related Agreements” beginning on page 115 of this Circular, and a copy of the Arrangement Agreement is attached as Appendix “A” (the “Tilray Share Issuance Proposal”);

3.
To consider and approve, on an advisory (non-binding) basis, the compensation that may be paid to Tilray’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Arrangement Agreement, which is further described in this Circular, including in the section entitled “Interests of Tilray’s Directors and Management in the Arrangement” beginning on page 96 of this Circular (the “Tilray Advisory Compensation Proposal”);

4.
To approve the adjournment of the Tilray Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Tilray Meeting to approve the Tilray Charter Amendment Proposal or the Tilray Share Issuance Proposal (the “Tilray Adjournment Proposal”).

The Tilray Charter Amendment Proposal, the Tilray Share Issuance Proposal, the Tilray Advisory Compensation Proposal and the Tilray Adjournment Proposals are together referred to as the “Tilray Proposals”.

Please note that the approval of Tilray Stockholders ~~to each of the Tilray Charter Amendment Proposal and~~ of the Tilray Share Issuance Proposal is required in order to complete the Arrangement.

The disclosure under the heading “GENERAL INFORMATION ABOUT THE TILRAY MEETING AND VOTING” and subheading “Quorum” beginning on page 41 of the Proxy Statement/Circular is hereby amended and supplemented by the last sentence on page 42 in its entirety with the following:

Quorum

The presence at the Tilray Meeting, by remote participation or represented by proxy, of the holders of a ~~majority~~ one-third of the voting power of the stock issued and outstanding and entitled to vote thereat as of the Tilray Record Date, will constitute a quorum for the transaction of business at the Tilray Meeting.

The disclosure under the heading “DESCRIPTION OF THE ARRANGEMENT” and subheading “Background to the Arrangement” beginning on page 47 of the Proxy Statement/Circular is hereby amended and supplemented by adding the following language after the first full paragraph on page 57.

In February 2021 the Tilray Board held meetings to consider, among other things, proposed amendments to the Arrangement Agreement.  After discussions with Management and representatives from Cooley, Potter Anderson Cowen, and Blakes, on February 19, 2021, the Tilray Board approved an amendment to the Arrangement Agreement (the “Arrangement Agreement Amendment”).  Later that day, Aphria and Tilray executed the Arrangement Agreement Amendment.

On April 8, 2021, the Tilray Board held a meeting to discuss the upcoming Tilray Meeting scheduled for April 16, 2021.  During this meeting, Mr. Kennedy and Ms. Redler, along with representatives from Cooley, Potter Anderson and MacKenzie, discussed the number of Tilray Stockholders who had submitted proxies in connection with the Tilray Meeting and whether a quorum for the Tilray Meeting would be attained. MacKenzie advised that, at the current pace of voting, it would be unlikely that the quorum requirement would be satisfied.  Among other things, MacKenzie noted that the Tilray Meeting did not include any “routine” proposals, and thus uninstructed shares held by brokers would not count towards the quorum.  MacKenzie reviewed the likely reasons for the difficulty in obtaining a quorum, including the large “dead block,” the number of retail stockholders, and the significant trading in the stock following the record date for the Tilray Meeting.  The Tilray Board further discussed with MacKenzie the efforts to date to solicit additional proxies in connection with the Tilray Meeting.  MacKenzie also reported that proxies received to date were running substantially in favor of the Tilray Proposals, with greater than 90% of responses being in favor of the Tilray Charter Amendment Proposal and the Tilray Share Issuance Proposal.

On April 9 and April 11, 2021, the Tilray Board held meetings with Ms. Redler and representatives from Cooley and Potter Anderson to discuss, among other things, a potential adjournment of the Tilray Meeting and a potential amendment to the Current Tilray Bylaws to reduce the quorum requirement for stockholder meetings from stockholders representing a majority of the voting power of the outstanding shares entitled to vote to the statutory minimum of one-third of the voting power of the outstanding shares entitled to vote (the “Quorum Amendment”). The Tilray Board also discussed the possibility of a waiver by both Tilray and Aphria of the Charter Amendment Proposal as a condition precedent to the Arrangement, in the event such proposal is not approved by the Tilray Stockholders at the Tilray Meeting (the “Charter Amendment Proposal Waiver”).  At each meeting, the Tilray Board also received an update on the proxy solicitation from MacKenzie and MacKenzie’s view as to the likelihood of whether a quorum of stockholders would be achieved at the Tilray Meeting with and without the Quorum Amendment.  In addition, the Tilray Board discussed the possibility of renegotiating to improve certain economic terms of the Arrangement to potentially encourage Tilray Stockholders who were still able to vote to do so.

Between April 9 and April 15, 2021, representatives of Tilray and representatives of Aphria discussed, among other things, a potential adjournment of the Tilray Meeting, the Quorum Amendment, the Charter Amendment Proposal Waiver, and a potential adjustment to the exchange ratio set forth in the Arrangement Agreement.  During these discussions, the representatives of Aphria expressed an unwillingness to renegotiate the economic terms of the Arrangement.

On April 13, 2021, the Tilray Board held a meeting to discuss a potential adjournment of the Tilray Meeting, the Quorum Amendment and the Charter Amendment Proposal Waiver, with Ms. Redler and representatives from Cooley, Potter Anderson, and Cowen. At the meeting, Cowen presented certain updated financial and market information to the Tilray Board.  Messrs. Kruteck and Levin also joined the meeting, and along with Mr. Kennedy, provided management’s recommendation and continued support for the Arrangement.  The Tilray Board discussed the presentations from Cowen and Messrs. Kennedy, Kruteck and Levin, including management’s assessment of the potential challenges that Tilray would face if the Arrangement was not consummated.  In addition, the Tilray Board reviewed with its advisors the efforts required by Tilray under the Arrangement Agreement in connection with obtaining the required Tilray Stockholder approvals. The Tilray Board determined that the failure to satisfy the quorum requirement and obtain the requisite Tilray Stockholder approval at the Tilray Meeting would result in the loss of a transaction that was in the best interests of the Tilray Stockholders.

On April 14, 2021, the Tilray Board approved the adjournment of the Tilray Meeting from April 16, 2021 to April 30, 2021 by unanimous written consent.

Also on April 14, 2021, Aphria’s shareholders approved the Arrangement at the Aphria Meeting.

On April 15, 2021, the Tilray Board met with Ms. Redler and representatives from Cooley, Potter Anderson, Lowenstein, and Imperial to discuss, among other things, the Arrangement, the Quorum Amendment and the Charter Amendment Proposal Waiver.  At this meeting, Imperial presented certain publicly available financial and market information to the Tilray Board.  Following that, the Tilray Board, along with the representatives from Cooley and Potter Anderson, considered possible alternatives to the Quorum Amendment, including maintaining the status quo.  In light of the alternatives available, and taking into account the updated financial and market information presented to the Board, and management’s continued support for the transaction, the Tilray Board determined that the Quorum Amendment and the Charter Amendment Proposal Waiver were necessary in order to facilitate a transaction that was in the best interests of Tilray and the Tilray Stockholders.  On April 15, 2021, the Tilray Board approved the Quorum Amendment and the Charter Amendment Proposal Waiver, and Aphria and Tilray signed a waiver consenting to and acknowledging the Quorum Amendment and the Charter Amendment Proposal Waiver.

The disclosure in Appendix “J” “COMPARISON OF RIGHTS OF APHRIA SHAREHOLDERS AND TILRAY STOCKHOLDERS” under the column “Tilray Stockholder Rights (Post-Arrangement)” and row “Shareholder Quorum” beginning on page J-1 of the Proxy Statement/Circular is hereby amended and supplemented by the last paragraph under the row “Shareholder Quorum” on page J‑9 in its entirety with the following:

The Current Tilray Bylaws provide that the presence, in person or by proxy, of the holders of a ~~majority~~ one-third of the voting power of the outstanding shares entitled to vote will constitute a quorum for the transaction of business.

Additional Information and Where to Find It

In connection with the proposed business combination (the “Transaction”), Tilray has filed a Proxy Statement/Circular containing important information about the Transaction and related matters. The Proxy Statement/Circular has also been made available by Aphria and Tilray on their respective SEDAR profiles. Additionally, Aphria and Tilray will file other relevant materials in connection with the Transaction with the applicable securities regulatory authorities. Investors and security holders of Tilray are urged to carefully read the entire Proxy Statement/Circular (including any amendments or supplements to such documents), respectively, before making any voting decision with respect to the Transaction because they contain important information about the Transaction and the parties to the Transaction. The Proxy Statement/Circular was mailed to the Aphria Shareholders and Tilray Stockholders and is accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Tilray can obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Tilray and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, at the SEC’s website (www.sec.gov) or from Tilray by contacting Tilray’s Investor Relations at (203) 682-8253, by email at Raphael.Gross@icrinc.com, or by going to Tilray’s Investor Relations page on its website at https://ir.tilray.com/investor-relations and clicking on the link titled “Financials.”

Investors and security holders of Aphria are able to obtain a free copy of the Proxy Statement/Circular, as well as other relevant filings containing information about Aphria and the Transaction, including materials incorporated by reference into the Proxy Statement/Circular, without charge, under Aphria’s profile on SEDAR at www.sedar.com or from Aphria by contacting Aphria’s investor relations at investors@aphria.com.

Participants in the Solicitation

Tilray and Aphria and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Tilray proxies in respect of the Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Tilray stockholders in connection with the Transaction will be set forth in the Tilray proxy statement for the Transaction when available. Other information regarding the participants in the Tilray proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction. Copies of these documents may be obtained, free of charge, from the SEC or Tilray as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

Certain information in this email constitutes forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. Any information or statements that are contained in this email that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements in this email with regards to: (i) statements relating to the strategic business combination of Aphria and Tilray and the expected timing and closing of the Transaction; Transaction including, receipt of required shareholder approvals, court approvals and satisfaction of other closing customary conditions; (ii) estimates of pro-forma financial information of the Combined Company, including in respect of expected revenues and production of cannabis; (iii) the expected strategic and financial benefits of the business combination, including estimates of future cost reductions, synergies, including expected pre-tax synergies, savings and efficiencies; (iv) statements that the Combined Company anticipates having scalable medical and adult-use cannabis platforms expected to strengthen the leadership position in Canada, internationally and, eventually in the United States; (v) statements that the Combined Company is expected to offer a diversified and branded product offering and distribution footprint, state-of-the-art cultivation, processing and manufacturing facilities; (vi) statements in respect of operational efficiencies expected to be generated as a result of the Transaction in the amount of approximately C$100 million of pre-tax annual cost synergies; (vii) statements regarding the value and returns to shareholders expected to be generated by the business combination; (viii) expectations of future balance sheet strength and future equity; (ix) expectations regarding the Combined Company’s future M&A strategy; and (x) the expectation that the Combined Company’s shares will be listed on the Toronto Stock Exchange concurrently with, or as soon as possible after, the closing of the Transaction. Aphria and Tilray use words such as “forecast”, “future”, “should”, “could”, “enable”, “potential”, “contemplate”, “believe”, “anticipate”, “estimate”, “plan”, “expect”, “intend”, “may”, “project”, “will”, “would” and the negative of these terms or similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Certain material factors or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this email, including the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary shareholder and court approvals for the Transaction, the ability of the parties to satisfy, in a timely manner, the conditions to closing of the Transaction and other expectations and assumptions concerning the Transaction. Forward-looking statements reflect current beliefs of management of Aphria and Tilray with respect to future events and are based on information currently available to each respective management team including the reasonable assumptions, estimates, analysis and opinions of management of Aphria and Tilray considering their experience, perception of trends, current conditions and expected developments as well as other factors that each respective management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Factors that may cause such differences include, but are not limited to, risks assumptions and expectations described in Aphria’s and Tilray’s critical accounting policies and estimates; the adoption and impact of certain accounting pronouncements; Aphria’s and Tilray’s future financial and operating performance; the competitive and business strategies of Aphria and Tilray; the intention to grow the business, operations and potential activities of Aphria and Tilray; the ability of Aphria and Tilray to complete the Transaction; Aphria’s and Tilray’s ability to provide a return on investment; Aphria’s and Tilray’s ability to maintain a strong financial position and manage costs, the ability of Aphria and Tilray to maximize the utilization of their existing assets and investments and that the completion of the Transaction is subject to the satisfaction or waiver of a number of conditions as set forth in the Arrangement Agreement. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to complete the Transaction. There is a risk that some or all the expected benefits of the Transaction may fail to materialize or may not occur within the time periods anticipated by Aphria and Tilray. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the Combined Company following the Transaction difficult. Material risks that could cause actual results to differ from forward-looking statements also include the inherent uncertainty associated with the financial and other projections a well as market changes arising from governmental actions or market conditions in response to the COVID-19 public health crisis; the prompt and effective integration of the Combined Company; the ability to achieve the anticipated synergies and value-creation contemplated by the Transaction; the risk associated with Aphria’s and Tilray’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the Transaction and the timing of the closing of the Transaction, including the risk that the conditions to the Transaction are not satisfied on a timely basis or at all; the risk that a consent or authorization that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Arrangement Agreement; unanticipated difficulties or expenditures relating to the Transaction, the response of business partners and retention as a result of the announcement and pendency of the Transaction; risks relating to the value of Tilray’s common stock to be issued in connection with the transaction; the impact of competitive responses to the announcement of the Transaction; and the diversion of management time on transaction-related issues. Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to Aphria and Tilray or that Aphria and Tilray presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of risks and other factors, see the most recently filed annual information form of Aphria and the annual report filed on form 10-K of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this email are made as of the date of this email and neither Aphria nor Tilray undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILRAY, INC.

Date: April 23, 2021	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer